Exhibit 10.38

                              CONSULTING AGREEMENT


         AGREEMENT (the "Agreement") made and entered into as of August 1, 2000, between BREAKING WAVES, INC., a New York corporation with offices at 112 West 34th Street, New York, New York 10120 ("BWI" or the "Company"), and LARRY NASH INC., a New York corporation with offices at 500A East 87th Street, New York, New York 10128 ("Consultant").

                              W I T N E S S E T H :

         WHEREAS, BWI wishes to retain Consultant and Consultant wishes to accept such offer, subject to the terms and conditions hereinafter set forth.

         NOW, THEREFORE, the parties hereto, in consideration of the premises and mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, agree as follows:


1.       SERVICES.

         During Consultant's relationship with BWI (the "Term"), Consultant shall provide the services of at least one of its employees to provide consulting services in connection with, and be in charge of sales of, the Company's Gottex and Caral Cove lines, and shall perform such further services as shall, from time to time, be reasonably delegated or assigned to it by the Company's Board of Directors or President. In providing its services, Consultant shall report to the President of the Company. The individual provided shall at all times be satisfactory to the Company in its sole and subjective discretion.

2.       MANNER OF PERFORMANCE.

         During the Term, Consultant shall devote its best efforts, skill and ability in the performance of its services hereunder. Consultant shall cause at least one employee to be based at the Company's New York office. The employee so based shall be satisfactory to BWI in its sole and subjective discretion. Consultant and its employee shall provide services hereunder in a competent and professional manner, shall work with other employees and/or consultants of BWI and its affiliates and generally promote the best interests of BWI and its clients. Consultant shall not, nor shall its employees, in any capacity, engage in any activity which is, or may be, contrary to the welfare, interest or benefit of the business now or hereafter conducted by BWI.


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3.       COMPENSATION.

         3.1 FEES. In consideration of the services provided by Consultant hereunder, the Company shall pay to Consultant in August of each year during the Term, and Consultant agrees to accept from the Company for its services, consulting fees (the "Fees") consisting of commissions calculated as follows:

                  3.1.1 Consultant shall be entitled to a commission equal to 5% of the Net Sales (as hereafter defined) on all orders procured and written by Consultant, without the involvement of any sales personnel of the Company, for which the Markup (as hereafter defined) is greater than or equal to 40%. Consultant shall be entitled to a commission equal to 2.5% of the Net Sales on all orders procured and written by Consultant, without the involvement of any sales personnel of the Company, for which the Markup is less than 40%.

                  3.1.2 Consultant shall be entitled to an override equal to 3% of the Net Sales on all orders for the Caral Cove, Gottex Girls, and Breaking Waves lines, procured and written by the sales personnel brought to the Company by Consultant but employed by the Company, for which the Markup is greater than or equal to 40%. Consultant shall be entitled to an override equal to 1.5% of the Net Sales on all orders for the Caral Cove, Gottex Girls, and Breaking Waves lines, procured by the sales personnel brought to the Company by Consultant and employed by the Company, for which the Markup is less than 40%.

                  3.1.3 With respect to any order, "Net Sales" shall mean the total dollar amount actually paid to the Company for such order, giving effect to (i) any refunds, discounts, credits, chargebacks, and allowances actually made or allowed to the customer, and (ii) customary trade discounts and anticipations afforded to and actually taken by the customer, less any freight charged to the customer. With respect to any order, the "Markup" shall mean the percentage resulting from dividing (A) the difference between (i) the consideration paid of payable by the Company for the manufacture and/or purchase of the merchandise subject to the order, including without limitation any direct and indirect costs and expenses such as shipping, freight, and insurance (the "Net Cost"), and (ii) the Net Sales, by (B) the Net Cost.

         3.2 WEEKLY DRAWS. During the Term, Consultant shall be entitled to a weekly draw against the commissions payable under Section 3.1 above equal to $1,500. The Company may, from time to time and in its sole and absolute discretion, allow Consultant to draw more than $1,500 net per week.

         3.3 COMMISSION STATEMENTS. No later than the 20th day of each month, the Company shall provide to Consultant a statement setting forth the orders during the preceding calendar month for which Consultant shall be entitled to a commission hereunder, the Net Cost and Net Sales with respect to such orders, the amount of the commission payable to Consultant hereunder pursuant to this
Section 3, and any draws made against such commission. The statement delivered by the Company to Consultant in August of each year (the "August Statement") shall contain a summary of all statements delivered in the preceding twelve (12) months to Consultant pursuant to this Section 3.3. If the Fees payable to Consultant for the twelve (12) month period preceding the August Statement exceeds the gross aggregate amount of draws made by Consultant during such period pursuant to Section 3.2 above, the Company shall pay to Consultant the difference between the gross aggregate amount of draws by Consultant and the Fees payable to Consultant hereunder during such period.
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         3.4  ACCESS  TO COST  SHEETS.  Consultant  shall  have  the  right,  by providing the Company with not less than five (5) business days' prior written notice thereof, to review the cost sheets of the Company with respect to the merchandise sold by, or which sale was procured by, Consultant.

4.       REIMBURSEMENT OF EXPENSES; INSURANCE.

         4.1 BWI shall pay directly, or reimburse Consultant for, all reasonable and necessary expenses and disbursements incurred by it or its employees for and on behalf of BWI in the performance of its services under this Agreement, provided that such expenses and disbursements are approved in writing by the Company prior to their incurrence.

         4.2 In order to induce Consultant to provide the services of Larry Nash to the Company, the Company agrees to reimburse Consultant for any sums paid by it to Mr. Nash or for Mr. Nash's benefit to obtain medical insurance coverage for Mr. Nash but in no event shall such sum exceed $283.79 per month.


5.       REPRESENTATIONS BY CONSULTANT:

         5.1. Consultant, in order to induce the Company to enter into this Agreement, does hereby warrant and represent as follows:

                  5.1.1. That it is a corporation duly organized and validly existing under the laws of the State of New York.

                  5.1.2. That it is and will continue to be engaged in the business as a sales consultant and maintains its own offices at 500A East 87th Street, New York, New York 10128, maintains adequate insurance coverage for its employees as required from time to time including, but not limited to, Workmen's Compensation.

                  5.1.3. That is complies with and will comply in the future with all relevant tax reporting and filing requirements of any taxing authority having jurisdiction over the Consultant.

                  5.1.4.  That Larry Nash is a senior employee of Consultant and that Consultant will make his services available to the Company at all relevant times during the term of this Agreement.
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         5.2.    Consultant acknowledges that breach of any one of the aforesaid warranties shall be deemed cause for the Company to terminate this Agreement.

6.       NON-DISCLOSURE.

         6.1      Nondisclosure.

                  6.1.1 Definitions. Consultant recognizes and acknowledges that it and its employees shall have access to certain information of BWI or any of its affiliates which is either proprietary, non-public or proprietary in nature, such as operational policies, pricing and cost policies that are valuable, special and unique assets of BWI and its affiliates, and/or their respective businesses (the "Confidential Information"). Confidential Information shall not include any information:

                           6.1.1.1     which   becomes  known  to   the   public
generally through no fault of Consultant,

                           6.1.1.2     as to which disclosure is required by law
or the order of any governmental authority under color of law; provided, that prior to disclosing any information pursuant to this clause, Consultant shall give prior written notice thereof to BWI and provide BWI with the opportunity to contest such disclosure, or

                           6.1.1.3     as  to   which   the   disclosing   party
reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party.

                  6.1.2 Covenant to Maintain Confidentiality. Consultant agrees and shall cause its employees to agree that it shall not disclose Confidential Information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except

                           6.1.2.1     to authorized representatives of BWI,

                           6.1.2.2     during the Term, such  information may be
disclosed by Consultant as is required in the course of providing services to BWI hereunder, and

                           6.1.2.3 to counsel and other advisers,  provided that
such advisers (other than counsel) agree to the confidentiality provisions of this Section 6.

         6.2 Injunctive Relief; Damages. Because of the difficulty of measuring economic losses to BWI as a result of a breach of the foregoing covenants in this Section 6, and because of the immediate and irreparable damage that could be caused to BWI for which it would have no other adequate remedy, the Company shall be entitled, in addition to any other right and remedy available to it, to an injunction restraining such breach or a threatened breach, and in either case no bond or other security shall be required in connection therewith, and Consultant hereby consents to the issuance of such injunction. Consultant agrees that the provisions of this Section 6 are necessary and reasonable to protect the Company in the conduct of its business. Nothing herein shall be construed as prohibiting BWI from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.
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         6.3  Severability;  Reformation.  The  covenants  in this Section 6 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

         6.4 Independent Covenant. All of the covenants in this Section 6 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action by Consultant against BWI (including the subsidiaries and affiliates thereof), whether predicated on this Agreement or otherwise, and shall not constitute a defense to the enforcement by BWI of such covenants. The covenants contained in this
Section 6 shall not be affected by any breach of any other provision hereof by any party hereto.

         6.5 Survival. The obligations of the parties under this Section 6 shall survive the termination of this Agreement.

         6.6. Agreement of Consultant's Employees. Consultant agrees that it will cause any of its employees at any time rendering services or who are proposed to render services on its behalf to the Company to agree to the terms and conditions of this Section 6 and agree to be bound thereby.

7.       ASSIGNMENT.

         This Agreement may not be sold, transferred, assigned, pledged or hypothecated by Consultant, without the express prior written consent of the Company, or except as otherwise set forth herein. This Agreement shall inure to the benefit of and be binding upon BWI and Consultant, and each of their permitted heirs, successors and assigns, including without limitation, any corporation or other entity into which BWI is merged or which acquires all or substantially all of the assets of BWI.

8.       NOTICES.

         Any notice required or permitted to be given pursuant to this Agreement shall be deemed given (i) upon receipt by personal delivery, (ii) one (1) business day after delivered by a nationally recognized overnight courier, or
(iii) three (3) business days after such notice is mailed by certified mail, return receipt requested, addressed to the parties at each of their addresses set forth at the beginning of this Agreement, or at such other address as such party shall designate by written notice to the other party. Copies of all notices shall also be provided to Todtman, Nachamie, Spizz & Johns, P.C., 425 Park Avenue, New York, New York 10022, Attn: Barton Nachamie, Esq.
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9.       GOVERNING LAW.

         This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the state of New York, without regard to its conflict-of-laws rules. Any controversy arising out of or relating to this Agreement or any modification or extension thereof, including any claim for rescission, shall be settled by arbitration before a single arbitrator in New York City, in accordance with the rules then obtaining of the American
Arbitration Association. Such decision shall be final and binding upon the parties hereto, and shall be enforceable by any court of competent jurisdiction.

10.      WAIVER.

         Waiver by either party of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach by such other party. The failure of either party hereto to take any action by reason of such breach shall not deprive such party of the right to take action at any time while such breach continues.

11.      INVALIDITY AND SEVERABILITY.

         If any provisions of this Agreement are held invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall not affect the other provisions of this Agreement, and, to that extent, the provisions of this Agreement are intended to be and shall be deemed severable.

12.      NO JOINT VENTURE; ENTIRE AGREEMENT; AMENDMENT.

         Nothing in this Agreement shall be construed as creating or establishing a joint venture, partnership or franchise. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and there are no representations, warranties or commitments except as set forth herein. This Agreement supersedes any other prior and contemporaneous agreements, understandings, negotiations and discussions, whether written or oral, of the parties hereto relating to the transactions contemplated by this Agreement. This Agreement may be amended only in a writing executed by the parties hereto affected by such amendment.

13. TERM. This Agreement shall continue to August 5, 2001 and shall continue from year to year thereafter unless cancelled by either party on thirty (30) days prior written notice. Anything herein contained to the contrary notwithstanding either party with or without cause may at any time terminate this Agreement upon thirty (30) days prior written notice.


         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.




BREAKING WAVES, INC.                                         LARRY NASH INC.


By: /s/ Michael Friedland                                   By: /s/ Larry Nash
        Michael Friedland, Secretary                                Larry Nash
                                                                    President



         The undersigned employees of Consultant having been designated by Consultant to render services to the Company hereby agree to be bound to all of the terms, covenants and conditions of Section 6 hereof.


Date:  August 1, 2000                                /s/ Larry Nash
                                                         Larry Nash